UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2006
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 10, 2006, Tesoro Corporation (“Tesoro” or the “Company”) issued a press release (the “Press Release”) announcing it will not proceed with the coker project at the Washington refinery due to significant cost increases from original estimates. The coker project was originally estimated to cost $250 million. The total cost to terminate the coker project is expected to be approximately $31 million. The Company expects to recover a yet-to-be determined portion of the investment in the project and will record pre-tax special charges starting in the 2006 second quarter.
Tesoro also announced that the modification of the coker at the California refinery is now anticipated to cost approximately $415 million. Total capital spending is now expected to total approximately $630 million including turnarounds during 2006. Tesoro is presently revising the capital spending plan for 2007 and future years and is expecting to release a budget during the 2006 fourth quarter. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          99.1 Press Release issued on July 10, 2006 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 10, 2006

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Vice President and Controller

Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on July 10, 2006 by Tesoro Corporation.

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